SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 6, 2005 (December 3, 2005) Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION (Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-2610 (Commission File Number)	87-0227400 (IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah (Address of principal executive offices)	84111 (Zip Code)

(801) 524-4787 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously announced, effective December 3, 2005, Amegy Bancorporation, Inc., a Texas corporation (“Amegy”), merged (the “Merger”) with and into Independence Merger Company, Inc., a Texas corporation and wholly-owned subsidiary of the Registrant (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of July 5, 2005, by and among the Registrant, Merger Sub and Amegy (the “Merger Agreement”). A copy of the Merger Agreement, which has been filed as Exhibit 2.1 to Amendment No. 1 to the Registrant’s Report on Form 8-K dated July 6, 2005 is incorporated into this Item 2.01 by reference.

According to Amegy’s Quarterly Report on Form 10-Q for the third quarter of 2005, as of September 30, 2005, Amegy had total assets of approximately $7.9 billion, total liabilities of approximately $7.3 billion and total equity of approximately $617 million. The Registrant will pay approximately $1.7 billion, based on Amegy shares outstanding, in cash and the Registrant’s common stock to former Amegy shareholders. Based on the average closing price of the Registrant’s common stock of $76.1550 for the ten trading days immediately prior to the closing date of December 3, 2005, former Amegy shareholders will receive, for each Amegy common share, either $23.88 in cash or 0.3136 of a share of the Registrant’s common stock, depending on the election made by that shareholder and the proration and adjustment procedures described in the Merger Agreement.

Forward-Looking Statements

Statements contained in this filing which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zions Bancorporation and Amegy Bancorporation, Inc., including future financial and operating results and performance; statements about Zions Bancorporation’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the management of Zions Bancorporation and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Zions Bancorporation. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Zions Bancorporation and Amegy may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) competition from other financial services companies; (6) economic conditions, either nationally or locally in areas in which Zions Bancorporation and its subsidiaries conduct their operations, being less favorable than expected; (7) changes in the interest rate environment reducing expected interest margins; and (8) legislation or regulatory changes, which adversely affect the ability of Zions Bancorporation or its subsidiaries to conduct the businesses in which they are engaged. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2004 Annual Reports on Form 10-K of Zions Bancorporation and Amegy Bancorporation, Inc. filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Zions Bancorporation does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

Item 9.01. Financial Statements and Exhibits

(a)     Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)     Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be furnished by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(c)     Exhibits.

The following exhibit is being filed herewith:

Exhibit Number 2.1
Description
Agreement and Plan of Merger dated as of July 5, 2005 by and among Zions Bancorporation, Independence Merger Company, Inc. and Amegy Bancorporation, Inc. (attached as Exhibit 2.1 to Amendment No. 1 to the Registrant's Report on Form 8-K dated July 6, 2005 and incorporated herein by reference).

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION BY: /s/ Thomas E. Laursen —————————————— Name: Thomas E. Larusen Title: Executive Vice President and General Counsel

Date:   December 6, 2005